SCHEDULE 14A
                                (Rule 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:
Preliminary Proxy Statement   [ ]           Confidential, for Use of the by
                                            Commission Only(as permitted
                                            Rule 14a-6(e)(2)[ ]
Definitive Proxy Statement [X]
Definitive Additional Materials [ ]
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 [ ]


                           THISTLE GROUP HOLDINGS, CO.
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                (Name of Registrant as Specified In Its Charter)


                            Jewelcor Management, Inc.
                      100 N. Wilkes-Barre Blvd., 4th Floor
                             Wilkes-Barre, PA 18702
    ------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[  ] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total Fee Paid:

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[ ] Fee paid previously with preliminary materials.

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

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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

                           THISTLE GROUP HOLDINGS, CO.

                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  April 3, 2002

                               -------------------

                             PROXY STATEMENT OF THE
                     COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE
              SOLICITATION IN OPPOSITION TO THE BOARD OF DIRECTORS
                         OF THISTLE GROUP HOLDINGS, CO.

This Proxy Statement and BLUE proxy card are being furnished to holders (the "Stockholders") of the common stock, par value $.10 per share (the "Common Stock"), of Thistle Group Holdings, Co., a Pennsylvania Corporation ("Thistle"), in connection with the solicitation of proxies (the "Proxy Solicitation") by the Committee to Maximize Shareholder Value (the "Committee") in opposition to Thistle's Board of Directors. Thistle's Annual Meeting of Stockholders (the "Annual Meeting") is to be held on April 3, 2002 at 9:30 a.m. (local time), at the Williamson's Restaurant, One Belmont Avenue, Bala Cynwyd, Pennsylvania. Stockholders who own the Common Stock on March 4, 2002 ("Annual Meeting Record Date") will be entitled to vote. Thistle's principal executive offices are located at 6060 Ridge Avenue, Philadelphia, Pennsylvania.

At the Annual Meeting, the management of Thistle will be seeking (i) the election of three Directors for a term of three years or until their respective successors have been elected and qualified and (ii) ratification of the appointment of Deloitte & Touche LLP, as independent auditors.

The Committee members own approximately 362,176 shares of Common Stock, representing approximately 5.49% of Thistle's outstanding Common Stock, and are soliciting the votes of other Stockholders to elect two Directors at the Annual Meeting. The Committee is soliciting your proxy in support of the election of Seymour Holtzman ("Holtzman") and James A. Mitarotonda ("Mitarotonda" and collectively with Holtzman , the "Committee Nominees") to Thistle's Board of Directors.

The nomination and election of three new Directors would constitute a change of control under certain rules of the Office of Thrift Supervision. Accordingly, the Committee is nominating only two Directors to the Board of Thistle. If you vote using the Committee's BLUE Proxy card, you will not be able to vote for the Company nominees. To vote for any of the three Company nominees, you must return the Company's white proxy card, which would preclude you from voting for the Committee's nominees, unless you attend the meeting in person.

The Committee consists of Jewelcor Management, Inc., a Nevada corporation ("JMI"); Barington Companies Equity Partners, L.P., a Delaware limited partnership ("Barington"); and musicmaker.com, Inc., a Delaware corporation ("musicmaker").

The Committee's goal is to maximize value for all Company Stockholders, in the first instance by seeking a prompt SALE OF THISTLE. It is the opinion of the Committee that one of the best ways to accomplish this goal is through the representation of additional shareholders on the Board of Directors. The Committee Nominees will attempt to persuade the Board of Directors to retain an investment banker to determine the value that may be realized by Stockholders in a sale of Thistle, compared to potential performance of Thistle if it remains independent.

Remember, your last dated proxy is the only one which counts, so sign, date and mail promptly your BLUE proxy card even if you delivered a prior proxy. We urge you not to return any proxy card sent to you by Thistle.

This Proxy Statement and BLUE proxy card are being first mailed or furnished to Stockholders on or about March 21, 2002.

Voting

If a choice as to the matters coming before the annual meeting has been specified by a shareholder on a returned proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted in favor of the proposals described in this proxy statement.

Abstentions and broker non-votes (that is, shares voted by means of a proxy card submitted by a broker or nominee that specifically indicates the lack of discretionary authority to vote on the proposals) are counted for purposes of determining the presence or absence of a quorum at the annual meeting. For purposes of determining whether a majority of votes present at the annual meeting have approved a given proposal, abstentions will have the same effect as negative votes, whereas broker non-votes will not be counted.


                             YOUR VOTE IS IMPORTANT

Your vote is important, no matter how many or how few shares you hold. If your Thistle shares are held in your name, please sign, date and mail the BLUE proxy card in the envelope provided.

If your shares are held in the name of a brokerage firm, bank, or nominee, only they can vote your shares and they can do so only upon receipt of your specific instructions. Accordingly, please return the BLUE proxy card in the postage-paid envelope provided by your bank or broker or contact the person responsible for your account and give instructions for such shares to be voted for the Committee Nominees.

If your shares are registered in more than one name, the BLUE proxy card should be signed by all such persons to ensure that all shares are voted for the Committee Nominees.

Please refer to Thistle's proxy statement for a full description of Thistle's proposals, the securities ownership of Thistle, the share vote required to approve each proposal, information about Thistle's Officers and Directors, including compensation, information about the ratification of the appointment of Deloitte & Touche LLP as independent auditors and the date by which Stockholders must submit proposals for inclusion in Thistle's proxy statement for the next Annual Meeting.

Holders of record of shares of Common Stock on the Annual Meeting Record Date are urged to submit a proxy even if such shares have been sold after that date. According to Thistle, the number of shares of Common Stock outstanding as of the Annual Meeting Record Date is 6,617,955. Each share of Common Stock is entitled to one vote at the Annual Meeting.

If you wish to attend the Annual Meeting, please indicate your wish by checking the box that appears on the BLUE proxy card. In order to be admitted into the Annual Meeting, "Street Name" holders may need to bring a copy of a brokerage statement reflecting the holder's stock ownership as of the record date.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor:

                               D.F. King Co., Inc.
                                 77 Water Street
                            New York, New York 10005
                  Banks and Brokers call collect: 212-269-5550
                    All others call Toll Free: (800) 488-8095

                              THE COMMITTEE'S GOAL:

                        OUR GOAL IS TO MAXIMIZE THE VALUE
                     OF THISTLE'S STOCK FOR ALL STOCKHOLDERS

The Committee believes its fellow Stockholders have the same goal: to maximize the value of the Thistle stock they purchased. The Committee does not believe that the value of Thistle's stock can be maximized solely through internal growth. To date, the Committee believes that Thistle's Board of Directors has not taken any actions that has improved shareholder value. Accordingly, the Committee believes that Thistle should immediately retain a qualified investment banker to explore a sale of Thistle at a premium as compared to its current price. Now is the time for Stockholders to act.

The Committee believes that the only way to maximize shareholder value effectively is to sell or merge Thistle. The Committee contends that the only way that Stockholders can be assured that these concerns receive appropriate consideration is through broader stockholder representation on the Board of Directors. JMI has urged management to pursue merger discussions with potentially interested banks to maximize the value for all Stockholders. JMI believes that Thistle's management has failed to take any such action and is instead more focused on retaining their lucrative jobs. Remember, Stockholders own Thistle - let the Board of Directors know that you want to maximize the value of your investment.

The Committee Nominees, if elected, intend to encourage other Board members and management to pursue all reasonable potential merger opportunities. The Committee Nominees, if elected, will only hold two of the seven Directorships on the Board, and would need the vote of at least two other Board members to implement any plans or proposals.

No guarantee or assurance can be given that the Committee's proposals will result in a maximization of shareholder value. However, it is the Committee's opinion that these proposals are likely to produce positive results for all shareholders.


                   THISTLE'S PERFORMANCE AS A PUBLIC ENTITY

Thistle became publicly owned in July 1998 at $10.00 per share. From July 1998 through the present, Thistle's stock price has fluctuated between a low of $5.69 and high of $12.33 per share (adjusted for dividends). Thistle's highest stock price occurred on February 22, 2002, one week after Thistle disclosed, in its Preliminary Proxy Statement on Schedule 14A, that JMI had submitted nominees for election to the Board of Directors of Thistle Group Holdings, Co.


            THISTLE'S PERFORMANCE COMPARED TO OTHER PUBLIC THRIFTS

Thistle currently has assets of approximately $721 million. The three-year return for shareholders of Thistle as of December 31, 2001 was a dismal 1.82% as compared to 23.56%, the return shown for the Thrift Index with Assets from $500 million to $1 billion over the same time period (as reported in SNL Securities publication ThriftInvestor for January 2002, January 2001, January 2000 and January 1999). You be the judge of your Company's performance!

               POTENTIAL THISTLE VALUATION BASED ON BOOK VALUE

Based on summary statistics for mergers announced on or following January 1, 2000 (according to SNL Securities) for Thrifts with assets of $500 million to $1 billion, the Committee believes that a thrift institution with a book value of $13.09 (Book Value as of Thistle's most recent Quarterly Report on Form 10-Q filed November 14, 2001), if acquired, could command a price of up to $21.64. This price is 82% higher than the closing price of Thistle's Common Stock on March 4, 2002.

A VOTE FOR THE COMMITTEE NOMINEES IS A VOTE TO START A PROCESS INTENDED TO MAXIMIZE SHAREHOLDER VALUE. WE STRONGLY BELIEVE THAT DETERMINING THE VALUE OF THISTLE FOR ITS POSSIBLE SALE AT A PREMIUM PRICE IS IN THE BEST INTEREST OF ALL SHAREHOLDERS.

If a sale of Thistle is not possible at a satisfactory price, the Committee Nominees, if elected, will work to increase Thistle's earnings and earning assets and deposits and will strongly recommend that Thistle aggressively pursue a stock repurchase program. To accomplish the Committee's goal, the Committee Nominees, if elected, will need the cooperation of at least two of the other Directors. Furthermore, the Committee Nominees' plans and proposals could be subject to change if required by the fiduciary duty they will owe to all shareholders, if elected.


                   COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE

The members of the Committee own an aggregate of 362,176 shares of Common Stock, representing approximately 5.49% of the shares outstanding, as follows:

JMI is a Nevada corporation, which is primarily involved in investment and management services, whose principal and executive offices are located at 100 N. Wilkes-Barre Blvd., 4th Floor, Wilkes-Barre, Pennsylvania 18702. JMI owns 330,826 shares of Common Stock, representing approximately 4.93% of the outstanding shares of Common Stock. Seymour Holtzman is the Chairman and Chief Executive Officer of JMI.

Barington is a Delaware limited partnership, whose principal and executive offices are located at 888 Seventh Avenue, 17th Floor, New York, New York 10025. Barington owns 17,850 shares of Common Stock, representing less than 1% of the outstanding shares of Common Stock. Barington Companies Investors, LLC, a Delaware limited liability company, is the general partner of Barington. James Mitarotonda is the Managing Member, President and Chief Executive Officer of Barington Companies Investors, LLC.

musicmaker (symbol "HITS") is a Delaware corporation, whose principal and executive offices are located at c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019. musicmaker owns 13,500 shares of Common Stock, representing less than 1% of the outstanding shares of Common Stock. Mr. Holtzman is Chairman of the Board of musicmaker, and Mr. Mitarotonda is President and Chief Executive Officer of musicmaker.


                              COMMITTEE NOMINEES

When you return the Committee's BLUE proxy card you are only voting for Messrs. Holtzman and Mitarotonda. Each of these candidates has consented to being named in this Proxy Statement and has agreed to serve as a Director, if elected.

Seymour Holtzman

Mr. Holtzman, age 66, has been involved in the retail business for over 30 years. For many years he has been the President and Chief Executive Officer of Jewelcor, Inc., formerly a New York Stock Exchange company that operated a chain of retail stores. In addition, from 1986 to 1988, Mr. Holtzman was the Chairman of the Board and Chief Executive Officer of Gruen Marketing Corp, an American Stock Exchange company involved in the nationwide distribution of watches. For at least the last five years, Mr. Holtzman has been the Chairman and Chief Executive Officer of Jewelcor Management, Inc., which is primarily involved in investment and management services; C.D. Peacock, Inc., a prominent Chicago, Illinois retail jewelry establishment; and S.A. Peck & Co., a retail and mail order jewelry company based in Chicago, Illinois. Mr. Holtzman is currently the Chairman of the Board of two public companies:
Designs, Inc. (NASDAQ "DESI") and musicmaker.com, Inc. (OTC bulletin board "HITS"). Mr. Holtzman is a former Chairman of the Board and a current Director of Little Switzerland, Inc. (OTC bulletin board "LSVI"), a leading jewelry retailer in the Caribbean, Alaska and Key West, Florida. Mr. Holtzman is also on the Board of Directors of Ambanc Holding Co., Inc. (NASDAQ "AHCI"), the holding company for Mohawk Community Bank, a $730 million bank based in Amsterdam, New York, and Northeast Pennsylvania Financial Group, Inc. (AMEX "NEP"), the holding company for First Federal Bank, a $800 million bank based in Hazleton, Pennsylvania. Mr. Holtzman is a well-known shareholder activist who specializes in the banking industry and retail industry. As of January 2000, Mr. Holtzman became one of ten outside advisors to Barington Companies Equity Partners, L.P. James Mitarotonda is the President and Chief Executive Officer of Barington Companies Investors, LLC, which is the General Partner of Barington Companies Equity Partners, L.P. JMI is a limited partner in Barington Companies Equity Partners, L.P. Mr. Holtzman and Mr. Mitarotonda serve together on the Board of Directors of musicmaker.com and entities affiliated with them are the beneficial owners of in excess of 30% of musicmaker's common stock. Mr. Holtzman has been an investor in banks and savings and loans since 1972.


James A. Mitarotonda

Mr. Mitarotonda, age 47, is the Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P. He has held these positions for at least the last five years. Mr. Mitarotonda co-founded Barington Capital Group, L.P. in November 1991. Mr. Mitarotonda is also President and Chief Executive Officer of Barington Companies Investors, LLC, the General Partner of Barington Companies Equity Partners, L.P., a small capitalization value fund in which the General Partner seeks to be actively involved with its portfolio companies in order to enhance shareholder value. Mr. Mitarotonda is currently President and Chief Executive Officer of musicmaker.com, Inc. (OTC bulletin board "HITS"). Mr. Mitarotonda also serves on the Board of Directors of musicmaker with Mr. Holtzman. In May 1988, Mr. Mitarotonda co-founded Commonwealth Associates, an investment banking, brokerage and securities trading firm. Mr. Mitarotonda served as Chairman of the Board and Co-Chief Executive Officer of JMJ Management Company Inc., the general partner of Commonwealth Associates. From December 1984 to May 1988, Mr. Mitarotonda was Senior Vice President/Investments of DH Blair & Co., Inc. Earlier in his career, Mr. Mitarotonda was employed by Citibank, N.A. in an executive capacity having management responsibility for two of Citibank's business banking branches. During his tenure at Citibank, Mr. Mitarotonda became Regional Director of Citibank's Home Equity Financing and Credit Services. Mr. Mitarotonda is a member of the Alumni Advisory Council of New York University's Stern School of Business and is a member of the Executive Committee and Co-Chairman of Membership for the Gotham Chapter of the Young President's Organization. Mr. Mitarotonda graduated from New York University's Leonard N. Stern School of Business with a Master of Business Administration degree and from Queens College with a Bachelor of Arts degree with honors in Economics.


Each of the Director Nominees has consented to serve as a director of Thistle and, if elected, intends to discharge his duties as a director in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors.

The members of the Committee and the Committee Nominees have agreed to act in concert while expressly reserving the right to terminate that understanding at any time.

Except as set forth in this Proxy Statement or in Annex A hereto, to the best knowledge of the Committee, none of the Nominees is employed by any of the members of the Committee. All of the Nominees are citizens of the United States.

Except as set forth in this Proxy Statement or in Annex A hereto, to the best knowledge of the Committee, none of the Committee, any of the persons participating in this solicitation on behalf of the Committee, the Committee Nominees and, with respect to items (i), (vii) and (viii) of this paragraph, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the foregoing persons (i) owns beneficially, directly or indirectly, any securities of Thistle, (ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Thistle, (iii) owns any securities of Thistle of record but not beneficially,
(iv) has purchased or sold any securities of Thistle within the past two years,
(v) has incurred indebtedness for the purpose of acquiring or holding securities of Thistle, (vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of Thistle,(vii) since the beginning of Thistle's last fiscal year has been indebted to Thistle or any of its subsidiaries in excess of $60,000 or (viii) has any arrangement or understanding with respect to future employment by Thistle or with respect to any future transactions to which Thistle or any of its affiliates will or may be a party. In addition, except as set forth in this Proxy Statement or in Annex A hereto, to the best knowledge of the Committee, none of the Committee, any of the persons participating in this solicitation on behalf of the Committee, the Committee Nominees and any associates of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with Thistle in which the amount involved exceeds $60,000, since the beginning of Thistle's last fiscal year.

Except as set forth in this Proxy Statement or in Annex A hereto, to the best knowledge of the Committee, none of the Committee Nominees, since the beginning of Thistle's last fiscal year, has been affiliated with (i) any entity that made or received, or during Thistle's current fiscal year proposes to make or receive, payments to or from Thistle or its subsidiaries for property or services in excess of five percent of either Thistle's or such entity's consolidated gross revenues for its last full fiscal year, or (ii) any entity to which Thistle or its subsidiaries was indebted at the end of Thistle's last full fiscal year in an aggregate amount exceeding five percent of Thistle's total consolidated assets at the end of such year. None of the Committee Nominees is or during Thistle's last fiscal year has been affiliated with any law or investment banking firm that has performed or proposes to perform services for Thistle.

To the best knowledge of the Committee, none of the corporations or organizations in which the Committee Nominees have conducted their principal occupation or employment was a parent, subsidiary or other affiliate of Thistle, and the Committee Nominees do not hold any position or office with Thistle or have any family relationship with any executive officer or director of Thistle and have not been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

The Committee has agreed to indemnify each of the Committee Nominees against certain liabilities, including liabilities under the federal securities laws, in connection with this proxy solicitation and such person's potential service as a director of Thistle and to reimburse such Committee Nominee for his out-of-pocket expenses.

During the last ten years: (i) none of the Committee Nominees has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);
(ii) none of the Committee Nominees has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

                         VOTING BY THE COMMITTEE MEMBERS

Mr. Holtzman is the Chief Executive Officer and Chairman of the Board of Jewelcor Management, Inc. and in that capacity has the authority to cause JMI to acquire, hold, trade and vote securities owned by JMI.

Mr. Mitarotonda is the President and Chief Executive Officer of Barington Companies Investors, LLC, which is the General Partner of Barington, and, in that capacity, Mr. Mitarotonda has the authority to cause those entities to acquire, hold, trade and vote securities. Barington was created to acquire, hold, and sell publicly traded securities.

Mr. Mitarotonda is the President and Chief Executive Officer and a Director of musicmaker, and Mr. Holtzman is the Chairman of the Board of musicmaker. Mr. Mitarotonda has the authority of the Board of Directors of musicmaker to acquire, hold, trade and vote shares that are owned by musicmaker.

None of these entities was formed solely to acquire, hold or sell Thistle's securities. Each of these entities owns securities issued by one or more companies other than Thistle. The limited partners of Barington and the shareholders of musicmaker are all passive investors, who do not - and have no right to - directly, or indirectly, participate in the management of these entities, including without limitation proxy contests.


                                   AUDITORS

The Committee has no objection to the ratification of the appointment of Deloitte & Touche LLP, as independent accountants for Thistle for the fiscal year ending December 31, 2002. Unless otherwise specified, proxies received by the Committee will be voted for the ratification of the appointment of Deloitte & Touche LLP.


                            SOLICITATION; EXPENSES

Proxies may be solicited by the Committee by mail, advertisement, telephone, facsimile, telegraph, and personal solicitation. Committee Nominees will be principally responsible for soliciting proxies for the Committee and certain of JMI's employees will solicit proxies and perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Committee's solicitation material to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses. The Committee has retained D.F. King & Co., Inc. to assist in the solicitation of proxies and for related services. The Committee will pay D.F. King & Co., Inc. a fee of up to $20,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Committee has also agreed to indemnify D.F. King & Co., Inc. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. Approximately thirty persons will be used by D.F. King & Co., Inc. in its solicitation efforts. D.F. King & Co. will provide, among other things, the services of printing, data compilation, mailing, answering shareholder questions, calling shareholders and contacting brokers.

The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by JMI. The Committee does not intend to solicit proxies via the Internet.

Although no precise estimate can be made at the present time, the Committee currently estimates that the total expenditures relating to the Proxy Solicitation incurred by the Committee will be approximately $50,000 of which approximately $10,000 has been incurred to date. The Committee intends to seek reimbursement from Thistle for those expenses incurred by the Committee, if the Committee's Nominees are elected, but does not intend to submit the question of such reimbursement to a vote of the Stockholders.

For the proxy solicited hereby to be voted, the enclosed BLUE proxy card must be signed, dated, and returned to the Committee, c/o D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Committee Nominees, you must submit the enclosed BLUE proxy card and must NOT submit Thistle's proxy card. If you have already returned Thistle's proxy card, you have the right to revoke that proxy as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed BLUE proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. Execution of a BLUE proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of Thistle a later dated written revocation; (ii) submitting a duly executed proxy bearing a later date; or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

Shares of Common Stock represented by a valid, unrevoked BLUE proxy card will be voted as specified. You may vote for the Committee's Nominees or withhold authority to vote for the Committee's Nominees by marking the proper box on the BLUE proxy card. Shares represented by a BLUE proxy card where no specification has been made will be voted for the Committee's Nominees and for the ratification of Deloitte & Touche LLP, as auditors.

Except as set forth in this Proxy Statement, the Committee is not aware of any other matter to be considered at the Annual Meeting. The persons named as proxies on the enclosed BLUE proxy card will, however, have discretionary voting authority with respect to such proxies regarding any other business that may properly come before the Annual Meeting.

If your shares are held in the name of a brokerage firm, bank, or nominee, only they can vote such shares, and only upon receipt of your specific instructions. Accordingly, please return the proxy in the envelope provided to you or contact the person responsible for your account and instruct that person to execute on your behalf the BLUE proxy card.

Only holders of record of Common Stock on the Annual Meeting Record Date will be entitled to vote at the Annual Meeting. If you are a Stockholder of record on the Annual Meeting Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Annual Meeting Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Annual Meeting Record Date, or grant a proxy to vote such shares on the BLUE proxy card, even if you sell such shares after such date.

The Committee believes that it is in your best interest to elect the Committee's Nominees as Directors at the Annual Meeting. THE COMMITTEE STRONGLY RECOMMENDS A VOTE FOR THE COMMITTEE NOMINEES AND FOR THE RATIFICATION OF AUDITORS.


                         THE THISTLE GROUP HOLDINGS, CO.
                    COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE.


                              I M P O R T A N T!!!

If your shares are held in "Street Name" only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please return the proxy provided to you or contact the person responsible for your account and instruct them to vote for the Committee's Nominees on the BLUE proxy card.

If you have any questions, or need further assistance, please call Seymour Holtzman at 570-822-6277, Extension 23, or our proxy solicitor, D.F. King & Co., Inc., at (800) 488-8095.

                                   ANNEX A

Purchases of shares of Thistle Group Holding, Co. by Jewelcor Management, Inc.

------------------------------------------------------------------------
                   Number of     Price per
   Date             Shares         Share        Commission   Total Cost*
------------------------------------------------------------------------
  11/13/01          1,000          $9.05         $ 30.00      $9,080.00
------------------------------------------------------------------------
  11/14/01          1,000           9.05           30.00       9,080.00
------------------------------------------------------------------------
  11/16/01          1,600           9.07           39.00      14,551.00
------------------------------------------------------------------------
  11/19/01            452           9.09           22.00       4,130.68
------------------------------------------------------------------------
  11/20/01          1,800         9.0917           42.00      16,407.06
------------------------------------------------------------------------
  11/26/01            700           9.08           25.50       6,381.50
------------------------------------------------------------------------
  11/27/01          9,900           9.10          163.50      90,253.50
------------------------------------------------------------------------
   12/3/01            600           9.31           24.00       5,610.00
------------------------------------------------------------------------
   12/4/01          2,000           9.40           35.00      18,835.00
------------------------------------------------------------------------
   12/6/01            100           9.81           16.50         997.50
------------------------------------------------------------------------
  12/10/01         11,100         9.4937          181.50     105,561.57
------------------------------------------------------------------------
  12/12/01          1,000           9.34           30.00       9,370.00
------------------------------------------------------------------------
  12/14/01          1,000           9.35           30.00       9,380.00
------------------------------------------------------------------------
  12/19/01          4,100           9.65           76.50      39,641.50
------------------------------------------------------------------------
  12/20/01          1,000           9.57           30.00       9,600.00
------------------------------------------------------------------------
  12/21/01            300           9.50           19.50       2,869.50
------------------------------------------------------------------------
  12/26/01          1,700           9.50           40.50      16,190.50
------------------------------------------------------------------------
  12/27/01            500           9.45           22.50       4,747.50
------------------------------------------------------------------------
  12/28/01        153,800           9.80           30.00   1,507,270.00
------------------------------------------------------------------------
  12/31/01          5,000           9.80           15.00      49,015.00
------------------------------------------------------------------------
   1/15/02          4,400         9.8264           81.00     433,17.169
------------------------------------------------------------------------
   1/22/02          2,000           9.82           45.00      19,685.00
------------------------------------------------------------------------
   1/25/02          4,000          10.00           75.00      40,075.00
------------------------------------------------------------------------
   1/28/02         19,000          10.05           15.00     190,965.00
------------------------------------------------------------------------
   1/28/02         17,700          10.03          546.00     178,077.00
------------------------------------------------------------------------
   1/29/02         13,000          10.10          210.00     131,510.00
------------------------------------------------------------------------
   1/30/02          5,600        10.0907           99.00      56,606.92
------------------------------------------------------------------------
   1/31/02          5,300          10.14           94.50      53,836.50
------------------------------------------------------------------------
    2/4/02          1,000          10.14           30.00      10,170.00
------------------------------------------------------------------------
    2/5/02          5,000          10.13           15.00      50,665.00
------------------------------------------------------------------------
    2/6/02         10,000          10.10           15.00     101,015.00
------------------------------------------------------------------------
    2/7/02            500          10.04           22.50       5,042.50
------------------------------------------------------------------------
    2/8/02            500          10.09           22.50       5,067.50
------------------------------------------------------------------------
   2/11/02          7,000        10.1318          120.00      71,042.60
------------------------------------------------------------------------
   2/12/02          3,100          10.15           61.50      31,526.50
------------------------------------------------------------------------
   2/19/02          3,050          10.35           60.75      31,628.25
------------------------------------------------------------------------
   2/20/02            100          10.50           15.02       1,065.02
------------------------------------------------------------------------
   2/21/02          2,069          11.00            0.00      22,759.00
------------------------------------------------------------------------
   2/21/02         11,255        11.0827          184.00     124,919.79
------------------------------------------------------------------------
   2/22/02          7,000       12.19314          120.00      85,471.99
------------------------------------------------------------------------
   2/28/02         10,600        11.8613          174.00     125,903.78
------------------------------------------------------------------------
     Total        330,826                     $ 2,908.77 $ 3,309,321.32
------------------------------------------------------------------------

*Jewelcor Management, Inc.'s purchases were made with funds borrowed from its margin account with Bear Stearns.


Purchases of shares of Thistle Group Holdings, Co. by Barington Companies Equity Partners, L.P.


------------------------------------------------------------------------
                   Number of     Price per
   Date             Shares         Share        Commission   Total Cost
------------------------------------------------------------------------
    2/6/02          5,000         $10.10          $57.50     $50,557.50
------------------------------------------------------------------------
    2/6/02            700          10.08           32.50       7,088.50
------------------------------------------------------------------------
   2/11/02          2,500        10.1318           37.50      25,387.00
------------------------------------------------------------------------
   2/13/02            600          10.06           50.00       6,086.00
------------------------------------------------------------------------
   2/19/02          3,050          10.35           45.75      31,613.25
------------------------------------------------------------------------
   2/21/02          6,000        11.0825            0.00         66,495
------------------------------------------------------------------------
     Total         17,850                       $ 223.25   $ 187,227.25
------------------------------------------------------------------------


Purchases of shares of Thistle Group Holdings, Co. by musicmaker.com, Inc.


------------------------------------------------------------------------
                   Number of     Price per
   Date             Shares         Share        Commission   Total Cost
------------------------------------------------------------------------
   1/29/02          6,000         $10.14         $187.50     $61,027.50
------------------------------------------------------------------------
   1/30/02          2,500          10.10          107.50      25,357.50
------------------------------------------------------------------------
    2/6/02          5,000          10.10           57.50      50,557.50
------------------------------------------------------------------------
     Total         13,500                       $ 352.50   $ 136,942.50
------------------------------------------------------------------------

                         P R E L I M I N A R Y P R O X Y

THIS PROXY IS SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF THISTLE GROUP HOLDING, CO. BY THE COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE.

                        ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Seymour Holtzman and __________, and each of them, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, par value $.10 per share of Thistle Group Holding, Co. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 3, 2002, at 9:30 a.m. (local time) or any adjournment(s) or postponement(s) thereof (the "Meeting"), as follows:

THE COMMITTEE RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED IN ITEM
            1 AND APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP

1. ELECTION OF DIRECTORS - To vote to elect SEYMOUR HOLTZMAN and JAMES A. MITAROTONDA as directors of Thistle place an "X" next to FOR below. If you vote using this Proxy card you will not be able to vote for the Company nominees.

      Seymour Holtzman        FOR___            WITHHOLD___

      James A. Mitarotonda    FOR___            WITHHOLD___


To withhold authority to vote for the election of either Seymour Holtzman or, James A. Mitarotonda place an "X" next to WITHHOLD for such person.

2. APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002:

      FOR ___      Against ___      Abstain ___

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. Unless otherwise specified, this proxy will be voted "FOR" the election of each of the Committee's Nominees as a Director and "FOR" the appointment of Deloitte & Touche LLP, the independent accountants. This proxy revokes all prior proxies given by the undersigned.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in full partnership name by authorized person. This proxy card votes all shares held in all capacities.

                         Dated:
                               ------------------------------------


                         _________________________________________
                         (Signature)

                         _________________________________________
                         (Signature, if jointly held)


                         Title:
                                -----------------------------------

      [ ] PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.


      PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.




                                       2